UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 19, 2018

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensation of Certain Officers.

On April 19, 2018, the Board of Directors (the “Board”) of AmeriServ Financial, Inc. (the “Company”), based upon the recommendation of the Compensation Committee (the “Committee”) of the Board, approved payouts under the Executive At-Risk Incentive Compensation Plan for fiscal year 2017.  These payouts were based upon having achieved an adjusted return on assets (“ROA”) of 0.51% for the year ended December 31, 2017 and 61.5% of the adjusted ROA of the peer group identified in the Company’s proxy statement filed under Schedule 14A on March 15, 2018 (the “Proxy Statement”). The 2017 ROA performance for both the Company and the peer group was adjusted for the income tax charge related to the enactment of the “Tax Cuts and Jobs Act” late in the fourth quarter of 2017.

All other compensation paid or earned by each of the Company’s Named Executive Officers for the fiscal year ended December 31, 2017 was previously reported by the Company in the Summary Compensation Table beginning on page 19 of the Proxy Statement.  As of the filing of the Proxy Statement, payouts under the Executive At-Risk Incentive Compensation Plan had not been determined, and, therefore, were not included in the Summary Compensation Table.  In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table, which includes the payouts under the Executive At-Risk Incentive Compensation Plan paid to each of the Company’s Named Executive Officers and revised total compensation figures for 2017:

SUMMARY COMPENSATION TABLE

Name, Age and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	NonEquity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

Jeffrey A. Stopko, age 55 President and CEO of ASRV and AmeriServ Financial Bank	2017 2016 2015	314,750 295,500 285,000	0 0 0	0 0 7,849	0 0 6,700	26,681 0 23,548	91,343 66,134 57,000	17,459 16,436 17,853	450,233 378,070 397,950

Michael D. Lynch, age 57 Senior Vice President, CFO, Chief Investment Officer, & Chief Risk Officer of ASRV and AmeriServ Financial Bank	2017 2016 2015	178,250 164,502 154,506	0 0 0	0 0 2,979	0 5,400 3,350	11,447 0 8,936	79,394 62,201 42,002	3,209 3,012 2,782	272,300 235,115 214,555

James T. Huerth, age 56 President and CEO of AmeriServ Trust and Financial Services Company	2017 2016 2015	267,500 257,520 250,080	0 0 0	0 0 6,428	0 9,500 5,025	8,979 0 19,285	84,889 60,565 46,595	13,902 15,198 14,826	375,270 342,783 342,239

(1)

Represents the grant date fair value, computed in accordance with FASB A.S.C. Topic 718, of stock and option awards granted under the Executive AtRisk Incentive Compensation Plan in 2015 and under the 2011 Stock Incentive Plan in 2015 and 2016.  See the discussion in our Annual Report on Form 10K for the year ended December 31, 2017, for a discussion of the assumptions and methodologies used to calculate the amounts in this column.

(2)

For 2017, includes, as applicable, (a) premiums we pay for life insurance policies with coverage limits above $50,000 for each named executive officer; (b) country club dues for Messrs. Stopko and Huerth; (c) the aggregate incremental cost of a companyprovided automobile for Messrs. Stopko and Huerth; and (d) our 401(k) plan matching contributions for each of Messrs. Stopko, Lynch, and Huerth, in the amount of $3,148, $1,743, and $2,675, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: April 19, 2018	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President and Chief Executive Officer